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                                                                    EXHIBIT 4.9


         SECOND SUPPLEMENTAL INDENTURE dated as of February 26, 1999 among FRESH FOODS, INC., a North Carolina corporation (the "Company"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee"), as Trustee under the Indenture dated as of June 9, 1998 among the Company, each of several subsidiaries of the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of September 5, 1998 among the Company, the Trustee and Pierre Leasing, LLC, a North Carolina limited liability company (the "Indenture," capitalized terms defined therein and not otherwise defined herein being used herein as defined therein), and FRESH FOODS RESTAURANT GROUP, LLC, a Delaware limited liability company (the "Additional Guarantor").

         WHEREAS, Section 10.07 of the Indenture states that the Company will cause any Person that becomes a Restricted Subsidiary to guarantee the Company's obligations under the Indenture and the Notes to the same extent that the Guarantors have guaranteed the Company's obligations under the Indenture and the Notes; and

         WHEREAS, the parties to this Second Supplemental Indenture desire to implement Section 10.07 of the Indenture as it relates to the Additional Guarantor, which is a Person that has become a Restricted Subsidiary since the date of execution and delivery of the Indenture;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties to this Second Supplemental Indenture covenant and agree among themselves as follows for the equal and proportionate benefit of the Noteholders:


                                    ARTICLE 1
                              ADDITIONAL GUARANTEE

         The Additional Guarantor hereby guarantees the Company's obligations under the Indenture and the Notes to the same extent that the Guarantors have guaranteed the Company's obligations under the Indenture and the Notes. With specific reference to Article 10 of the Indenture but without limiting the generality of the foregoing, the Additional Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes, in each case to the extent, but only to the extent, that such obligations are guaranteed by the Guarantors pursuant to the Indenture, all as if the Additional Guarantor were a Guarantor party to the Indenture.



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                                    ARTICLE 2
                                  MISCELLANEOUS

         SECTION 2.01. AUTHORIZATION AND EFFECT OF SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture is executed by the Company, the Trustee and the Additional Guarantor pursuant to Section 9.01(d) of the Indenture. The terms and conditions of this Second Supplemental Indenture shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 2.02. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

         SECTION 2.03. DISCLAIMER BY TRUSTEE. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Additional Guarantor. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Second Supplemental Indenture or the due authorization and execution hereof by the Company or the Additional Guarantor.

         SECTION 2.04. GOVERNING LAW. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in the State of New York.


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         IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed as of the date first written above.


                         FRESH FOODS, INC.


                         By: /s/ JAMES E. HARRIS
                             -----------------------------------
                              Name: James E. Harris
                              Title: Executive Vice President


                         STATE STREET BANK AND TRUST COMPANY, as Trustee


                         By: /s/ PAUL D. ALLEN
                             -----------------------------------
                             Name: Paul D. Allen
                             Title: Vice President


                         FRESH FOODS RESTAURANT GROUP, LLC

                         By: CLAREMONT RESTAURANT GROUP, LLC,
                             Sole Member-Manager

                             By: FRESH FOODS, INC.,
                                 Sole Member-Manager


                                 By: /s/ JAMES E. HARRIS
                                     ------------------------------
                                     Name:  James E. Harris
                                     Title:   Executive Vice President





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